Exhibit 99.3

August 17, 2016

Board of Directors

Great Plains Energy Incorporated

1200 Main Street

Kansas City, Missouri 64105

Re: Amendment No. 1 to the Registration Statement on Form S-4 of Great Plains Energy Incorporated (File No. 333-212513), filed August 17, 2016 (the “Registration Statement”)

Ladies and Gentlemen:

Reference is made to our opinion letter, dated May 29, 2016 (the “Opinion Letter”), with respect to the fairness from a financial point of view to Great Plains Energy Incorporated (the “Company”) of the Merger Consideration (as defined in the Opinion Letter) to be paid by the Company for each outstanding share of common stock, par value $5.00 per share, of Westar Energy, Inc. (“Westar Energy”) pursuant to the Agreement and Plan of Merger, dated as of May 29, 2016 (the “Agreement”), by and among the Company, Westar Energy and, from and after its accession to the Agreement, a wholly owned subsidiary of the Company to be incorporated in Kansas.

The Opinion Letter is provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated therein. We understand that the Company has determined to include our opinion in the Registration Statement. In that regard, we hereby consent to the reference to our Opinion Letter under the captions “Summary—Opinion of Great Plains Energy’s Financial Advisor”, “Risk Factors”, “The Proposed Merger—Background of the Merger”, “The Merger—Recommendations of the Great Plains Energy Board and its Reasons for the Merger” and “The Proposed Merger—Opinion of Great Plains Energy’s Financial Advisor” and to the inclusion of the foregoing opinion in the Joint Proxy Statement/Prospectus included in the Registration Statement. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the Registration Statement and that our Opinion Letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to, in whole or in part in any registration statement (including any subsequent amendments to the Registration Statement), proxy statement or any other document, except in accordance with our prior written consent. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Goldman, Sachs & Co.
(GOLDMAN, SACHS & CO.)